Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Diane McClintock
SVP FP&A & Investor Relations
		email:	investorrelations@wattswater.com

WATTS WATER TECHNOLOGIES REPORTS FIRST QUARTER 2025 RESULTS

◾	Sales of $558 million, down 2% on a reported and organic basis

◾	Operating margin of 15.7%, down 120 bps; adjusted operating margin of 19.0%, up 80 bps

◾	Diluted EPS of $2.21, up 2%; adjusted diluted EPS of $2.37, up 2%

◾	Announced 21% increase in quarterly dividend payments to $0.52 per share

◾	Maintaining full year 2025 organic sales and adjusted operating margin outlook

Note changes in performance are relative to first quarter 2024

North Andover, Mass., May 7, 2025 -- Watts Water Technologies, Inc. (NYSE: WTS) – through its subsidiaries, one of the world’s leading manufacturers and providers of plumbing, heating and water quality products and solutions – today announced results for the first quarter of 2025.

Chief Executive Officer Robert J. Pagano Jr. said, “We had a solid start to the year with our first quarter results exceeding expectations as we achieved record adjusted operating income, adjusted operating margin and adjusted EPS.(1) I would like to thank our dedicated employees who continued to execute well against a challenging backdrop.”

Mr. Pagano continued, “We are proactively responding to the dynamic trade environment by leveraging our global sourcing strategy, driving incremental productivity within our operations and implementing appropriate pricing actions. We expect that our strategic vertical integration, with manufacturing close to our customers, will continue to be an advantage for us. We have a proven track record of successfully navigating inflation and supply chain challenges and we are confident in our ability to continue delivering on commitments to stakeholders. Given the macro uncertainty, we are maintaining our full year 2025 organic sales and adjusted operating margin outlook.(1) Our balance sheet remains strong, and our solid cash flow generation should continue to support our capital allocation priorities as we create sustainable long-term value.”

A summary of first quarter financial results is as follows:

	First Quarter Ended
	March 30,	March 31,
(In millions, except per share information)	2025	2024	% Change
Net sales	$558.0	$570.9	(2)%
Organic sales growth % (1)			(2)%

Operating income	$87.7	$96.7	(9)%
Operating margin %	15.7%	16.9%	(120)	bps

Adjusted operating income (1)	$106.1	$103.8	2%
Adjusted operating margin % (1)	19.0%	18.2%	80	bps

Diluted earnings per share	$2.21	$2.17	2%
Special items (1)	0.16	0.16
Adjusted diluted earnings per share (1)	$2.37	$2.33	2%

(1)	Organic sales growth, adjusted operating income, adjusted operating margin, free cash flow, special items and adjusted diluted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items, please see the tables attached to this press release.

First Quarter Financial Highlights

First quarter 2025 performance relative to first quarter 2024

Sales of $558 million decreased 2% on a reported and organic basis. Incremental acquisition sales within the Americas were $5 million and contributed 1% to reported growth. Organic sales declined due to fewer shipping days across all regions, which drove an approximate 3% decline, as well as continuing market weakness and destocking in Europe. Unfavorable foreign exchange movements decreased sales by $6 million, or 1%.

Operating margin decreased 120 basis points on a reported basis and increased 80 basis points on an adjusted basis. Operating margin was unfavorably impacted by the increase in restructuring charges, partially offset by a reduction in acquisition-related charges. Adjusted operating margin increased primarily due to favorable price, productivity and cost actions which more than offset volume deleverage from fewer shipping days, weakness in Europe and inflation.

Regional Performance

Americas

Sales of $418 million were flat on a reported basis and declined 1% on an organic basis, primarily due to fewer shipping days, which drove an approximate 3% decline that more than offset price realization. The acquisition of I-CON contributed $5 million of incremental sales, or 1% to reported growth.

Segment margin increased 130 basis points as benefits from price realization, productivity and cost actions more than offset inflation and volume deleverage.

Europe

Sales of $108 million decreased 12% on a reported and 9% on an organic basis. Sales declined as a result of lower volumes due to fewer shipping days and continued heat pump and wholesale channel destocking. Unfavorable foreign exchange movements decreased reported sales by 3%.

Segment margin decreased 180 basis points as volume deleverage and inflation more than offset benefits from price and productivity.

APMEA

Sales of $32 million increased 9% on a reported basis and 13% on an organic basis. Sales increased due to growth in China, Australia and the Middle East, which was partly offset by a decline in New Zealand, primarily driven by fewer shipping days. Unfavorable foreign exchange movements decreased sales by 4%.

Segment margin decreased 70 basis points as benefits from higher sales and productivity were more than offset by inflation and sales mix.

Cash Flow and Capital Allocation

For the first quarter of 2025, operating cash flow was $55.2 million and net capital expenditures were $9.6 million, resulting in free cash flow of $45.6 million. In the comparable period last year, operating cash flow was $45.6 million and net capital expenditures were $9.0 million, resulting in free cash flow of $36.6 million. Operating and free cash flow increased primarily due to lower income tax payments. Sequential improvement in operating and free cash flow is expected throughout 2025 due to normal seasonality.

On May 5, 2025, the Company announced a 21% increase in quarterly dividend payments, increasing the quarterly payments from $0.43 cents per share to $0.52 cents per share beginning in June 2025.

The Company repurchased approximately 19,000 shares of Class A common stock at a cost of $3.9 million during the first quarter of 2025. Approximately $141 million remains available under the stock repurchase program authorized in 2023. There is no expiration date for this program.

Full Year 2025 Outlook

The Company is maintaining its previous full year organic sales and midpoint of adjusted operating margin outlook. Reported sales are expected to range between -2% to +3% and organic sales to range from -3% to +2%. Full year operating margin is expected to be between 16.7% and 17.3%, or down 60 basis points to flat, and adjusted operating margin is expected to be between 17.7% and 18.3%, or flat to up 60 basis points. The full year outlook incorporates estimated tariff impact and actions as of May 7, 2025.

Further 2025 planning assumptions are included in the first quarter earnings materials posted in the Investor Relations section of our website at www.watts.com.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss first quarter 2025 results on Thursday, May 8, 2025 at 9:00 a.m. EDT. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.watts.com. Following the webcast, the call recording will be available at the same address until May 7, 2026.

The Company's 2025 Annual Meeting of Stockholders will be held at 9:00 a.m. EDT on Wednesday, May 21, 2025 at the Company’s

executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

This press release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected full year 2025 financial results, including organic sales growth and adjusted operating margin, future dividends, our strategy, investments, the benefits from recent acquisitions, improvements in operating and free cash flow throughout 2025, our ability to manage geo-political uncertainty and current market conditions and return of capital to stockholders. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the imposition of or changes to tariff rates and related impacts to our business and the broader market; the effectiveness, timing and expected savings associated with our cost-cutting actions, restructuring and initiatives; integration of acquired businesses in a timely and cost-effective manner, retention of supplier and customer relationships and key employees, and the ability to achieve synergies and cost savings in the amounts and within the time frames currently anticipated; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks and costs; changes in the status of current litigation; the war in Ukraine and other global crises; supply chain and logistical disruptions or labor shortages and workforce disruptions that could negatively affect our supply chain, manufacturing, distribution, or other business processes; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”), as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this press release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	First Quarter Ended
	March 30,	March 31,
	2025	2024
Net sales	$558.0	$570.9
Cost of goods sold	285.5	303.4
GROSS PROFIT	272.5	267.5
Selling, general and administrative expenses	167.5	169.6
Restructuring	17.3	1.2
OPERATING INCOME	87.7	96.7
Other (income) expense:
Interest income	(2.3)	(2.1)
Interest expense	2.7	4.2
Other expense (income), net	0.4	(0.6)
Total other expense	0.8	1.5
INCOME BEFORE INCOME TAXES	86.9	95.2
Provision for income taxes	12.9	22.6
NET INCOME	$74.0	$72.6

BASIC EPS
NET INCOME PER SHARE	$2.21	$2.17
Weighted average number of shares	33.5	33.4
DILUTED EPS
NET INCOME PER SHARE	$2.21	$2.17
Weighted average number of shares	33.5	33.5
Dividends declared per share	$0.43	$0.36

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	March 30,	December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$336.8	$386.9
Trade accounts receivable, less reserve allowances of $12.5 million at March 30, 2025 and $11.9 million at December 31, 2024	301.1	253.2
Inventories, net:
Raw materials	150.4	141.9
Work in process	20.1	16.9
Finished goods	248.6	233.3
Total Inventories	419.1	392.1
Prepaid expenses and other current assets	50.5	51.3
Total Current Assets	1,107.5	1,083.5
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	713.0	691.6
Accumulated depreciation	(455.4)	(436.8)
Property, plant and equipment, net	257.6	254.8
OTHER ASSETS:
Goodwill	760.5	715.0
Intangible assets, net	251.6	235.0
Deferred income taxes	38.9	36.4
Other, net	84.6	72.3
TOTAL ASSETS	$2,500.7	$2,397.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$158.2	$148.0
Accrued expenses and other liabilities	229.2	190.8
Accrued compensation and benefits	62.1	79.1
Total Current Liabilities	449.5	417.9
LONG-TERM DEBT	197.2	197.0
DEFERRED INCOME TAXES	10.9	10.9
OTHER NONCURRENT LIABILITIES	70.9	63.3
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding, 27,428,385 shares at March 30, 2025 and 27,366,685 shares at December 31, 2024	2.7	2.7
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding, 5,953,290 shares at March 30, 2025 and December 31, 2024	0.6	0.6
Additional paid-in capital	702.0	696.2
Retained earnings	1,229.6	1,184.8
Accumulated other comprehensive loss	(162.7)	(176.4)
Total Stockholders’ Equity	1,772.2	1,707.9
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,500.7	$2,397.0

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	March 30,	March 31,
	2025	2024
OPERATING ACTIVITIES
Net income	$74.0	$72.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8.8	8.6
Amortization of intangibles	4.9	4.7
Loss on disposal of long-lived assets and (gain) on sale of asset	0.1	(1.0)
Stock-based compensation	2.9	4.0
Deferred income tax	(2.4)	0.9
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	(41.3)	(44.5)
Inventories	(18.4)	(12.5)
Prepaid expenses and other assets	(5.9)	7.1
Accounts payable, accrued expenses and other liabilities	32.5	5.7
Net cash provided by operating activities	55.2	45.6
INVESTING ACTIVITIES
Additions to property, plant and equipment	(9.6)	(10.1)
Proceeds from the sale of property, plant and equipment	—	1.1
Business acquisitions, net of cash acquired	(70.3)	(100.8)
Net cash used in investing activities	(79.9)	(109.8)
FINANCING ACTIVITIES
Payments of long-term debt	—	(15.0)
Payments for withholding taxes on vested awards	(10.9)	(12.8)
Payments for finance leases and other	(0.7)	(0.7)
Payments to repurchase common stock	(3.9)	(4.0)
Dividends	(14.4)	(12.1)
Net cash used in financing activities	(29.9)	(44.6)
Effect of exchange rate changes on cash and cash equivalents	4.5	(4.2)
DECREASE IN CASH AND CASH EQUIVALENTS	(50.1)	(113.0)
Cash and cash equivalents at beginning of year	386.9	350.1
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$336.8	$237.1

Segment Earnings and Non-GAAP Financial Measures

In this press release, segment earnings is our GAAP performance measure used by our chief operating decision-maker (“CODM”) to assess and evaluate segment results. Segment earnings exclude the impact of non-recurring and unusual items, such as restructuring costs, acquisition-related costs and gain or loss on sale of assets. The CODM uses segment earnings for insight into underlying trends comparing past financial performance with current performance by reporting segment on a consistent basis. Segment margin is defined as segment earnings divided by segment revenue.

We refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, organic sales, organic sales growth, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs, acquisition-related costs, gain or loss on sale of assets and the related income tax impacts on these items and tax adjustment items. Management then utilizes these adjusted financial measures to assess the run rate of the Company’s operations against those of comparable periods. Organic sales and organic sales growth are non-GAAP measures of sales and sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales and organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales and sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	First Quarter Ended
	March 30,	March 31,
	2025	2024

Net sales	$558.0	$570.9

Operating income	$87.7	$96.7
Operating margin %	15.7%	16.9%

Adjustments for special items:
Restructuring	$17.3	$1.2
Acquisition-related costs	1.1	7.0
Gain on sale of asset	—	(1.1)
Total adjustments for special items	$18.4	$7.1

Adjusted operating income	$106.1	$103.8
Adjusted operating margin %	19.0%	18.2%

Net income	$74.0	$72.6

Adjustments for special items - tax effected:
Restructuring	$13.0	$0.9
Acquisition-related costs	0.8	5.2
Gain on sale of asset	—	(0.8)
Tax adjustment items	(8.3)	—
Total adjustments for special items - tax effected	$5.5	$5.3

Adjusted net income	$79.5	$77.9

Diluted earnings per share	$2.21	$2.17
Restructuring	0.39	0.03
Acquisition-related costs	0.02	0.15
Gain on sale of asset	—	(0.02)
Tax adjustment items	(0.25)	—
Adjusted diluted earnings per share	$2.37	$2.33

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF SEGMENT EARNINGS TO CONSOLIDATED OPERATING INCOME - GAAP

(Amounts in millions)

(Unaudited)

	First Quarter Ended				First Quarter Ended
	March 30, 2025				March 31, 2024
	Americas	Europe	APMEA	Total	Americas	Europe	APMEA	Total

Total segment net sales	$420.3	116.6	56.4	$593.3	$421.4	129.1	50.2	$600.7
Elimination of intersegment sales	(2.2)	(8.2)	(24.9)	(35.3)	(2.6)	(5.8)	(21.4)	(29.8)
Net sales from external customers	$418.1	108.4	31.5	$558.0	$418.8	123.3	28.8	$570.9

Segment earnings	$97.8	15.1	5.5	$118.4	$92.7	19.4	5.2	$117.3
Segment margin %	23.4%	13.9%	17.5%	21.2%	22.1%	15.7%	18.2%	20.6%

Corporate operating loss - excluding special items				$(12.3)				$(13.5)
Corporate special items				—				(0.7)
Corporate operating loss				$(12.3)				$(14.2)

Adjustments for segment special items:	$(1.1)	(17.2)	(0.1)	$(18.4)	$(7.3)	1.1	(0.2)	$(6.4)

Operating income				$87.7				$96.7
Operating margin %				15.7%				16.9%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF NET SALES TO NON-GAAP ORGANIC SALES

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	Americas	Europe	APMEA	Total

Net sales March 30, 2025	$418.1	$108.4	$31.5	$558.0
Net sales March 31, 2024	418.8	123.3	28.8	570.9
Dollar change	$(0.7)	$(14.9)	$2.7	$(12.9)
Net sales % (decrease) increase	(0.2)%	(12.1)%	9.4%	(2.3)%
Foreign exchange impact	0.3%	2.9%	3.8%	1.1%
Acquisition impact	(1.2)%	—%	—%	(0.9)%
Organic sales (decrease) increase	(1.1)%	(9.2)%	13.2%	(2.1)%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	March 30,	March 31,
	2025	2024

Net cash provided by operating activities	$55.2	$45.6
Less: additions to property, plant, and equipment	(9.6)	(10.1)
Plus: proceeds from the sale of property, plant, and equipment	—	1.1
Free cash flow	$45.6	$36.6

Net income	$74.0	$72.6

Cash conversion rate of free cash flow to net income	61.6%	50.4%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	March 30,	December 31,
	2025	2024

Current portion of long-term debt	$—	$—
Plus: long-term debt, net of current portion	197.2	197.0
Less: cash and cash equivalents	(336.8)	(386.9)
Net debt	$(139.6)	$(189.9)

Net debt	$(139.6)	$(189.9)
Total stockholders’ equity	1,772.2	1,707.9
Capitalization	$1,632.6	$1,518.0

Net debt to capitalization ratio	(8.6)%	(12.5)%

TABLE 6

2025 FULL YEAR OUTLOOK – RECONCILIATION OF NET SALES GROWTH TO ORGANIC SALES GROWTH AND OPERATING MARGIN TO ADJUSTED OPERATING MARGIN

(Unaudited)

Total Watts
Full Year
2025 Outlook
Approximately
Net Sales
Net sales growth	(2)% to 3%
Forecasted impact of acquisition / FX	(1)%
Organic sales growth	(3)% to 2%

Operating Margin
Operating margin	16.7% to 17.3%
Forecasted restructuring / other costs	1.0%
Adjusted operating margin	17.7% to 18.3%